                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick R. Hipp and H.G. Carrington, Jr., and either of them, as the person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in the person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or the person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                Name                             Title                 Date
                ----                             -----                 ----

       /s/ Larry S. Flax             Co-Chairman of the Board and  May 23, 2000
____________________________________  Director
           Larry S. Flax

   /s/ Richard L. Rosenfield         Co-Chairman of the Board and  May 23, 2000
____________________________________  Director
       Richard L. Rosenfield

     /s/ Frederick R. Hipp           Chief Executive Officer,      May 24, 2000
____________________________________  President and Director
         Frederick R. Hipp            (Principal Executive
                                      Officer)

      /s/ Harold O. Rosser           Director                      May 24, 2000
____________________________________
          Harold O. Rosser

     /s/ Bruce C. Bruckmann          Director                      May 24, 2000
____________________________________
         Bruce C. Bruckmann

    /s/ Fortunato N. Valenti         Director                      May 24, 2000
____________________________________
        Fortunato N. Valenti

    /s/ H.G. Carrington, Jr.         Executive Vice President and  May 24, 2000
____________________________________  Chief Financial Officer
        H.G. Carrington, Jr.

      /s/ Gregory S. Levin           Vice President, Controller    May 19, 2000
____________________________________  and Chief Acounting Officer
          Gregory S. Levin